As filed with the Securities and Exchange Commission on August 9, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Milacron Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	3559	80-0798640
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10200 Alliance Road, Suite 200

Cincinnati, OH 45242

(513) 487-5000 (Phone)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hugh C. O’Donnell

Vice President, General Counsel and Secretary

10200 Alliance Road, Suite 200

Cincinnati, OH 45242

(513) 487-5000 (Phone)

(513) 487-5086 (Fax)

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Craig E. Marcus

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000 (Phone)

(617) 951-7050 (Fax)

Approximate date of commencement of proposed sale to the public:

From time to time after effectiveness of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated Filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share		$	$	$

(1)	An indeterminate aggregate amount and initial offering price of common stock is being registered hereunder, as may from time to time be offered, at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

Milacron Holdings Corp.

Common Stock

The selling stockholders to be named in a prospectus supplement may offer and sell from time to time, in one or more series or issuances and on terms that will be determined at the time of the offering, shares of common stock of Milacron Holdings Corp. We will not receive any proceeds from the sale of shares by the selling stockholders.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. The identity of, and specific information required with respect to, the selling stockholders, and the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered hereby.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MCRN.” The last reported sale of our common stock on the NYSE on August 8, 2017 was for $17.55 per share.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 9, 2017

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.

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ABOUT THIS PROSPECTUS

Unless otherwise stated in this prospectus, references to “we,” “our,” “us,” “Milacron” and the “Company” and similar terms refer to Milacron Holdings Corp. and its consolidated subsidiaries; references to “Milacron Holdings” refer to Milacron Holdings Corp.; and references to “Milacron LLC” refer to Milacron LLC, our wholly owned subsidiary.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell shares of our common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Each time the selling stockholders sell shares of common stock under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts and prices of the shares of common stock offered and information about the selling stockholders. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before making your investment decision, you should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information”.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. See “Item IA. Risk Factors” in our most recent Annual Report on Form I0-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form I0-Q and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in or incorporated by reference in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking statements include, but are not limited to, statements we make regarding (1) our belief that our cash and cash equivalents, cash flow from operations and borrowings under our senior secured asset-based revolving credit facility and other foreign lines of credit will provide us adequate cash to fund the operating needs, working capital, capital expenditure, debt service and other requirements for our business for the foreseeable future; (2) estimated capital expenditures for future periods; and (3) estimated cost savings and opportunities to drive margin improvements.

The forward-looking statements contained in or incorporated by reference in this prospectus are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus and the documents incorporated by reference into this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We believe these factors include, but are not limited to:

•	demand for our products being significantly affected by general economic conditions;

•	any decline in the use of plastic;

•	the competitiveness of the industries in which we operate and the financial resources of our competitors;

•	our ability to successfully develop and implement strategic initiatives to increase cost savings and improve operating margins;

•	increases in our cost structure, including the cost of raw materials, components and parts and any disruption in our supply chain;

•	unfavorable international political, regulatory, labor and tax conditions;

•	the rate of economic development and growth in emerging markets;

•	our exposure to currency translation risk and currency transaction risk;

•	our ability to develop new products and respond to technological changes in our industry;

•	the effect of business disruptions, security threats and security breaches;

•	our ability to adequately protect our intellectual property and proprietary rights;

•	our inability to convert backlog and open orders into revenue;

•	our inability to satisfy orders on a timely basis and maintain production at our facilities;

•	the failure of our products to perform and meet customer requirements or expectations;

•	potential responsibilities and costs under environmental laws;

•	work stoppages or unionization activities;

•	tax uncertainties and limits on our ability to use our net operating loss carryforwards;

•	downturns in the economy and disruptions in the financial and credit markets;

•	our ability to maintain and enhance our brand and reputation;

•	potential responsibilities and costs under anti-corruption statutes and U.S. regulations;

•	our substantial indebtedness;

•	significant operating and financial restrictions under our credit agreements and indentures; and

•	risks related to our capital structure and ownership.

The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and it is not possible for us to predict all of them. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, each of which are incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. We caution you therefore against relying on these forward-looking statements.

Any forward-looking statement made by us in this prospectus and in the documents incorporated herein by reference speaks only as of the date on which we make it. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. The following is a description of the material terms of our second amended and restated certificate of incorporation and amended and restated bylaws, which description is qualified in its entirety by reference to our second amended and restated certificate of incorporation and amended and restated bylaws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

As of June 30, 2017, there were 69,242,045 shares of our common stock outstanding and held of record by approximately 28 stockholders. Holders of our common stock are entitled to the following rights.

Voting Rights

Directors are elected by a plurality of the votes entitled to be cast. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our second amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting.

Dividend Rights

Holders of common stock will share equally in any dividend declared by our Board, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably and proportionally in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred Stock

Our Board is authorized to provide for the issuance of preferred stock in one or more series or classes and to fix the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

Registration Rights

On July 8, 2013, we, affiliates of CCMP Capital Advisors, LP (collectively referred to as “CCMP”), affiliates of Alberta Investment Management Corporation (collectively referred to as “AIMCo”), certain of our management investors and Ira Boots entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”). The Stockholders Agreement contains provisions relating to the right to require us to register their shares under the Securities Act, and to participate in future registrations of securities by us, under the circumstances described below.

Demand Registration Rights

CCMP has the right to demand an unlimited number of times that we use our best efforts to effect the registration of registerable shares (as defined in the Stockholders Agreement) of our common stock under the Securities Act. These registrations rights are subject to customary specified conditions and limitations, including that the gross offering price of all registerable shares would be no less than $10,000,000.

Piggyback Registration Rights

If we propose for any reason to register any shares of our common stock under the Securities Act, either for our own account or for the account of another person, then certain stockholders party to the Stockholders Agreement, including CCMP and AIMCo, will be entitled to notice of the registration and will be entitled to include their shares of common stock in the registration statement. These piggyback registration rights are subject to customary specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.

Anti-takeover Provisions

Our second amended and restated certificate of incorporation and amended and restated bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Board Composition

We have a classified board of directors, in which our Board is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director will serve a three-year term, with termination staggered according to class. As a result, it may discourage third-party proxy contests, tender offers or attempts to obtain control of us even if such changes would be beneficial to us and our stockholders.

Our second amended and restated certificate of incorporation provides that directors may only be removed for cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock then entitled to vote on the election of directors voting together as a single class. Furthermore, any vacancy on our Board, however occurring, including a vacancy resulting from an increase in the size of our Board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws provide that, special meetings of the stockholders may be called at any time, but only by or at the direction of a majority of the directors then in office, the chairperson of the Board or the chief executive officer. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with the advance notice requirements of directors, which may be filled only by a vote of a majority of directors then in office, even though less than a quorum, and not by the stockholders. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Stockholder Action by Written Consent

Our second amended and restated certificate of incorporation provides that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the action to be taken by written consent of stockholders and the taking of this action by written consent has been expressly approved in advance by our Board. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action. The effect of this provision is that CCMP’s affirmative vote with respect to the common stock of the Company that they hold would be required for any stockholder action by written consent.

Section 203 of the DGCL

Our second amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us, until the moment in time, if ever, immediately following the time at which both of the following conditions exist: (i) Section 203 by its terms would, but for the terms of our second amended and restated certificate of incorporation, apply to us and (ii) there occurs a transaction following the consummation of which CCMP and its affiliates no longer own at least 5% or more of our issued and outstanding common stock entitled to vote. Our second amended and restated certificate of incorporation provides that, at such time, we will automatically become subject to Section 203 of the DGCL. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as Board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions would apply even if the business combination could be considered beneficial by some stockholders. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Exclusive Forum

Our second amended and restated certificate of incorporation provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any director, officer or employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the second amended and restated certificate of incorporation or the bylaws of the Company, (iv) any action to interpret, apply, enforce or determine the validity of the Company’s second amended and restated certificate of incorporation or bylaws or (v) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could rule that this provision is unenforceable or inapplicable.

Corporate Opportunities

Our second amended and restated certificate of incorporation provides that directors appointed by CCMP or AIMCo do not have any obligation to offer us an opportunity to participate in business opportunities presented to CCMP and AIMCO even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that, to the extent permitted by law, CCMP will not be liable to us or our stockholders for breach of any duty by reason of any such activities.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Listing

Our common stock is listed on the NYSE under the symbol “MCRN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

The selling stockholders may sell shares of our common stock in any of the ways described below or in any combination thereof:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of shares of our common stock by the selling stockholders may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will make available a prospectus supplement or supplements. Each prospectus supplement will describe the method of distribution of the shares of our common stock and any applicable restrictions.

Each prospectus supplement will describe the terms of the offering of shares of our common stock, including the following:

•	the name or names of any underwriters, dealers or agents and the number of shares of common stock underwritten or purchased by each of them;

•	if a fixed price offering, the public offering price of the shares of common stock and the proceeds to the selling stockholders;

•	any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents, and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any options under which underwriters may purchase additional securities;

•	any delayed delivery arrangements; and

•	information about the selling stockholders, including the relationship between the selling stockholders and us.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the shares of common stock being offered thereby.

The selling stockholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling stockholders with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business. We and the selling stockholders may also use underwriters or such other third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders will describe the nature of any such relationship in the applicable prospectus supplement.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in shares of our common stock. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of shares of our common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on the NYSE. Underwriters may make a market in shares of our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market in shares of our common stock.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of shares of our common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of common stock originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of shares of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

There can be no assurance that the selling stockholders will sell any of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Ropes & Gray, LLP, Boston, Massachusetts. Certain legal matters relating to the shares of common stock offered hereby will be passed upon on behalf of the underwriter(s) by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Milacron Holdings Corp. appearing in Milacron Holdings Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein) and the effectiveness of Milacron Holdings Corp.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring to these documents. The information incorporated by reference is considered to be part of this prospectus and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01, or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	Our annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 3, 2017 and August 3, 2017, respectively;

•	The information in our proxy statement filed on March 16, 2017, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on February 2, 2017, February 21, 2017, April 13, 2017, April 17, 2017, April 27, 2017 (with respect to that portion filed under Item 5.07), May 3, 2017, May 8, 2017, June 26, 2017, and July 28, 2017; and

•	The description of our common stock contained in the Registration Statement on Form 8-A, as filed with the SEC on June 9, 2015, and any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

Secretary

Milacron Holdings Corp.

10200 Alliance Road, Suite 200

Cincinnati, OH 45242

Phone: (513) 487-5000

Copies of the filings are also available, without charge on the SEC’s website, www.sec.gov, and on our website, www.milacron.com, as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions.

SEC registration fee	$		*
FINRA filing fee		*	*
Blue sky fees and expenses		*	*
Printing and engraving expenses		*	*
Accounting fees and expenses		*	*
Legal fees and expenses		*	*
Transfer agent and registrar fees		*	*
Miscellaneous fees and expenses		*	*
TOTAL	$

*	Omitted because the registration fee is being deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
**	These fees will be calculated at the time of sale and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the Delaware General Corporation Law, as amended. The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify the Registrant’s directors and officers against certain liabilities.

Item 16. Exhibits

(a) Exhibits

Exhibit Number	Description of Exhibits

1.1*	Form of Underwriting Agreement.

3.1	Second Amended and Restated Certificate of Incorporation of Milacron Holdings Corp. (Incorporated by reference from Exhibit 3.1 to Form 8-K filed on June 30, 2015).

3.2	Amended and Restated Bylaws of Milacron Holdings Corp. (Incorporated by reference from Exhibit 3.2 to Form 8-K filed on June 30, 2015).

4.2	Amended and Restated Stockholders’ Agreement, dated as of July 8, 2013, by and among Milacron Holdings Corp., certain stockholders of Milacron Holdings Corp., including CCMP Capital Investors II, L.P., CCMP Capital Investors (Cayman) II, L.P., certain funds affiliated with Alberta Investment Management Corporation, Ira Boots and the other stockholders party thereto (Incorporated by reference from Exhibit 4.2 to Form S-1 filed on April 3, 2015).

4.3	Amendment No. 1, dated as of March 20, 2015 to Amended and Restated Stockholders’ Agreement, dated as of July 8, 2013, by and among Milacron Holdings Corp., certain stockholders of Milacron Holdings Corp., including CCMP Capital Investors II, L.P., CCMP Capital Investors (Cayman) II, L.P., certain funds affiliated with Alberta Investment Management Corporation and the other stockholders party thereto (Incorporated by reference from Exhibit 4.3 to Form S-1 filed on April 3, 2015).

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm, relating to Milacron Holdings Corp.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page to the Registration Statement).

*	To be filed, if necessary, and incorporated by reference to a Current Report on Form 8-K in connection with an offering of shares of our common stock.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

Paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on August 9, 2017.

Milacron Holdings Corp.

By:	/s/ Bruce Chalmers
Name: Bruce Chalmers
Title: Chief Financial Officer

We, the undersigned officers and directors of Milacron Holdings Corp., hereby severally constitute and appoint Tom Goeke, Bruce Chalmers and Hugh C. O’Donnell, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 9, 2017.

Signature	Title

/s/ Tom Goeke Tom Goeke	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Bruce Chalmers Bruce Chalmers	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Ira Boots Ira Boots	Director

/s/ Greg Brenneman Greg Brenneman	Director

/s/ Timothy Crow Timothy Crow	Director

/s/ Waters Davis Waters Davis	Director

/s/ Jim Gentilcore Jim Gentilcore	Director

/s/ Gregory Gluchowski, Jr. Gregory Gluchowski, Jr.	Director

Signature	Title

/s/ Jim Kratochvil Jim Kratochvil	Director

/s/ Mark McFadden Mark McFadden	Director

/s/ David Reeder David Reeder	Director

/s/ James Ridout James Ridout	Director

/s/ Rebecca Lee Steinfort Rebecca Lee Steinfort	Director

/s/ Timothy Walsh Timothy Walsh	Director